Proxy Voting

Proxy Voting for John Hancock Shareholders:

The following funds are currently conducting a proxy vote.	Related Resources

Closed-end funds	Download president’s letter, notice of meeting and proxy statement

John Hancock Bank and Thrift Opportunity Fund	John Hancock Bank and Thrift Opportunity Fund (217KB PDF)

Shareholders of record as of the close of business on November 1, 2012 of John Hancock Bank and Thrift Opportunity Fund are cordially invited to attend the special meeting of shareholders on Friday, January 18, 2013, at 2:00 p.m., Eastern Time, to be held at 601 Congress Street, Boston, Massachusetts 02210. Click here for directions.

Vote your proxy

Closed-End Funds

Please refer to your proxy card(s) for internet voting web site address. Please call 1-866-859- 8682 If you have any questions.

Get fund information

John Hancock Bank and Thrift , Opportunity Fund